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                                                                    EXHIBIT 3.61

                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 08/28/2000
                                                           001434226 - 3280311

                            CERTIFICATE OF FORMATION

                                       OF

                                 API No. 2, LLC

          This Certificate of Formation of API No. 2, LLC (the "Company") is being executed and filed by the undersigned authorized person for the purpose of forming a limited liability company under the Delaware Limited Liability Company Act (6 Del. Code Section 18-101 ET SEQ.)

                                   ARTICLE ONE

          The name of the Company is API No. 2, LLC.

                                   ARTICLE TWO

          The address of the registered office of the Company in the State of Delaware is 1013 Centre Road, New Castle County, Wilmington, Delaware 10805, and the name and address of the Company's registered agent for service of process in the State of Delaware is Corporation Service Company, 1013 Centre Road, New Castle County, and Wilmington, Delaware 10805.

                                  ARTICLE THREE

          This Certificate of Formation shall be effective 2:00 p.m (Wilmington, Delaware time) on August 30, 2000.

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          IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Formation on August 25, 2000.

                                                           AUTHORIZED PERSON

                                                           /s/ Robert P. Wynn
                                                           ---------------------
                                                           Name: Robert P. Wynn

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